UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 10, 2015
Aflac Incorporated
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(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)
706.323.3431
_________________________________________________________________________________________________________________________________________________________
(Registrant’s telephone number, including area code)

_________________________________________________________________________________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2015, the Board of Directors (the “Board”) of Aflac Incorporated (the “Company”) amended and restated the Company’s Bylaws (as so amended and restated, the “Bylaws”) to implement “proxy access.” Article III, Section 12 has been added to the Bylaws to permit a shareholder, or a group of up to 20 shareholders, owning shares of the outstanding capital stock of the Company representing at least 3% of the votes entitled to be cast on the election of directors, and owning such shares continuously for at least three years, to nominate and include in the Company’s proxy materials director candidates constituting up to 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

The Bylaws were also amended to make clarifications, updates and refinements to the advance notice bylaws contained in Article II, Section 1 and Article III, Section 2 and to the special meeting bylaw contained in Article II, Section 2. In addition, new Article VI, Section 7 makes explicit the Board’s ability to interpret and make determinations under the Bylaws.

The description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
3.1 - Amended and Restated Bylaws of Aflac Incorporated, as of November 10, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

November 12, 2015	/s/ June Howard
(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:
3.1 - Amended and Restated Bylaws of Aflac Incorporated, as of November 10, 2015